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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 8, 2007 in the Registration Statement (Form S-11) and related Prospectus of Wells Total Return REIT, Inc. for the registration of up to $2,250,000,000 in shares of its common stock.

                                                               Ernst & Young LLP

Atlanta, Georgia

The foregoing consent is in the form that we anticipate will be signed upon the adoption of the advisory agreement and the distribution agreement described in
Note 3 to the consolidated balance sheet and the adoption of the independent director stock option plan, the long-term incentive plan, the distribution reinvestment plan and the share redemption program described in Note 6 to the consolidated balance sheet.


                                                           /s/ Ernst & Young LLP

Atlanta, Georgia
May 8, 2007